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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chittenden Corporation

We consent to the incorporation by reference in the registration statement on Form S-8 of Chittenden Corporation of our report dated January 22, 1999, with respect to the consolidated balance sheets of Vermont Financial Services Corp. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for the years then ended, which report is incorporated by reference in the Form 8-K of Chittenden Corporation dated June 11, 1999.


                                                       /s/ KPMG LLP

Hartford Connecticut
June 17, 1999